                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene
Drozdetski, Jessica Herlihy, Gladys Chang, Dean Caruvana, Charles Park and
Tricia Meyer of BlackRock, Inc., and Elliot Gluck, Curtis Tate, Michael DeNiro
and Graham Pittman of Willkie Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on
Form ID (including, but not limited to, obtaining the Central Index Key ("CIK")
and the CIK confirmation code ("CCC") from the Securities and Exchange
Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the
Securities and Exchange Commission, as may be required by the Securities Act of
1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940
and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on
Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr & Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

        IN WITNESS WHEREOF, the undersigned has executed this instrument as of
March 18, 2021.

                                    By: /s/ Albert Matriotti
                                        ---------------------------
                                        Print: Albert Matriotti

                                    Annex A

                                  Equity Funds

1.  BlackRock Enhanced Capital and Income Fund, Inc.                    CII
2.  BlackRock Enhanced Equity Dividend Trust                            BDJ
3.  BlackRock Energy and Resources Trust                                BGR
4.  BlackRock Enhanced Global Dividend Trust                            BOE
5.  BlackRock Health Sciences Trust                                     BME
6.  BlackRock Health Sciences Trust II                                  BMEZ
7.  BlackRock Enhanced International Dividend Trust                     BGY
8.  BlackRock Resources & Commodities Strategy Trust                    BCX
9.  BlackRock Science and Technology Trust                              BST
10. BlackRock Science and Technology Trust II                           BSTZ
11. BlackRock Utilities, Infrastructure & Power Opportunities Trust     BUI
12. BlackRock Innovation and Growth Fund                                BIGZ

                         Tax-Exempt Fixed Income Funds

13. BlackRock California Municipal Income Trust                         BFZ
14. BlackRock Municipal Income Investment Quality Trust                 BAF
15. BlackRock Florida Municipal 2020 Term Trust                         BFO
16. BlackRock Municipal Income Investment Trust                         BBF
17. BlackRock Municipal Income Quality Trust                            BYM
18. BlackRock Investment Quality Municipal Trust, Inc.                  BKN
19. BlackRock Long-Term Municipal Advantage Trust                       BTA
20. BlackRock Maryland Municipal Bond Trust                             BZM
21. BlackRock Massachusetts Tax-Exempt Trust                            MHE
22. BlackRock Muni Intermediate Duration Fund, Inc.                     MUI
23. BlackRock MuniAssets Fund, Inc.                                     MUA
24. BlackRock Municipal 2020 Term Trust                                 BKK
25. BlackRock Municipal Bond Trust                                      BBK
26. BlackRock Municipal Income Trust                                    BFK
27. BlackRock Municipal Income Trust II                                 BLE
28. BlackRock MuniEnhanced Fund, Inc.                                   MEN
29. BlackRock MuniHoldings California Quality Fund, Inc.                MUC
30. BlackRock MuniHoldings Investment Quality Fund                      MFL
31. BlackRock MuniHoldings Fund II, Inc.                                MUH
32. BlackRock MuniHoldings Fund, Inc.                                   MHD
33. BlackRock MuniHoldings Quality Fund II, Inc.                        MUE
34. BlackRock MuniHoldings Quality Fund, Inc.                           MUS
35. BlackRock MuniHoldings New Jersey Quality Fund, Inc.                MUJ
36. BlackRock MuniHoldings New York Quality Fund, Inc.                  MHN
37. BlackRock MuniVest Fund II, Inc.                                    MVT
38. BlackRock MuniVest Fund, Inc.                                       MVF
39. BlackRock MuniYield Arizona Fund, Inc.                              MZA
40. BlackRock MuniYield California Fund, Inc.                           MYC
41. BlackRock MuniYield California Quality Fund, Inc.                   MCA
42. BlackRock MuniYield Investment Fund                                 MYF
43. BlackRock MuniYield Investment Quality Fund                         MFT
44. BlackRock MuniYield Fund, Inc.                                      MYD
45. BlackRock MuniYield Quality Fund III, Inc.                          MYI
46. BlackRock MuniYield Michigan Quality Fund, Inc.                     MIY
47. BlackRock MuniYield New Jersey Fund, Inc.                           MYJ
48. BlackRock MuniYield New York Quality Fund, Inc.                     MYN
49. BlackRock MuniYield Pennsylvania Quality Fund                       MPA
50. BlackRock MuniYield Quality Fund II, Inc.                           MQT
51. BlackRock MuniYield Quality Fund, Inc.                              MQY
52. BlackRock New York Municipal Income Quality Trust                   BSE
53. BlackRock New York Municipal Income Trust                           BNY
54. BlackRock New York Municipal Income Trust II                        BFY
55. The BlackRock Strategic Municipal Trust                             BSD
56. BlackRock Virginia Municipal Bond Trust                             BHV
57. BlackRock Municipal 2030 Target Term Trust                          BTT

                            Taxable Fixed Income Funds

58. BlackRock Debt Strategies Fund, Inc.                                DSU
59. BlackRock Floating Rate Income Strategies Fund, Inc.                FRA
60. Blackrock Core Bond Trust                                           BHK
61. BlackRock Floating Rate Income Trust                                BGT
62. BlackRock Income Trust, Inc.                                        BKT
63. BlackRock Limited Duration Income Trust                             BLW
64. BlackRock Credit Allocation Income Trust                            BTZ
65. BlackRock Corporate High Yield Fund, Inc.                           HYT
66. BlackRock Enhanced Government Fund, Inc.                            EGF
67. BlackRock Multi-Sector Income Trust                                 BIT
68. BlackRock 2022 Global Income Opportunity Trust                      BGIO
69. BlackRock Taxable Municipal Bond Trust                              BBN
70. BlackRock Capital Allocation Trust                                  BCAT

                               Alternative Funds

71. BlackRock Multi-Sector Opportunities Trust                           -
72. BlackRock Multi-Sector Opportunities Trust II                        -
73. BlackRock Credit Strategies Fund                                     -
74. BlackRock Private Investments Fund                                  BPIF
75. BlackRock Hedge Fund Guided Portfolio Solution                      GPS